EXHIBIT 5.1


                               September 28, 2006




The Reuters Building
South Colonnade
Canary Wharf
London, E14 5EP
England

Dear Sirs:

                  I am the General Counsel of Reuters Group PLC, a company registered in England and Wales (the "Company"), in connection with the Company's Registration Statement on Form S-8 filed September 28, 2006 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering of up to 17,497,956 Ordinary Shares, nominal value 25 pence per share (the "Shares"), of the Company, to be issued pursuant to the Reuters Group PLC Long-Term Incentive Plan 1997, as amended; the Reuters Group PLC Discretionary Stock Option Plan, as amended; the Reuters Group PLC International SAYE Share Option Plan 1997, as amended; the Reuters Group PLC Global Restricted Share Plan; and the Reuters Group PLC Restricted Share Plan; (collectively, the "Plans").

                  I have examined the signed Registration Statement, the terms of the Plans, the Memorandum and Articles of Association of the Company and such documents, records, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

                  My opinion set forth below is limited to the laws of England as in effect on the date hereof, and I do not express any opinion herein concerning any other law.

                  Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued and fully paid and no further contributions in respect of the Shares will be required.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,




                                            /s/ Rosemary Martin
                                            -----------------------------
                                            ROSEMARY MARTIN
                                            GENERAL COUNSEL & COMPANY SECRETARY
                                            REUTERS GROUP PLC